Execution Version

VOLUNTARY CONVERSION AGREEMENT

THIS VOLUNTARY CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of August 2, 2016, by and among HC2 Holdings, Inc., a Delaware corporation (the “Company”), and Luxor Capital Group, LP, the investment manager of the exchanging entities shown in Exhibit C (collectively, the “Holder”) of the Company’s Series A-1 Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

RECITALS

A.    The Holder has agreed to convert all of the shares of Preferred Stock it holds into common stock of the Company, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement.

B.    In consideration of the conversion of the Preferred Stock by the Holder, the Company has agreed to issue Common Stock to the Holder in certain circumstances, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

The parties agree as follows:

1.Conversion of the Preferred Stock and Issuances of Common Stock. On the terms and subject to the conditions of this Agreement, the Company and the Holder agree to take the following actions on the Closing Date (as defined below):
(a)    Conversion by the Holder. The Holder agrees, pursuant to Section 5(a) of the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock, dated as of September 22, 2014, (as amended from time to time prior to the date hereof, and as in effect as of the date hereof, the “Series A-1 Certificate of Designation”), that on the Closing Date, it will convert 9,000 shares of the Preferred Stock it holds into Common Stock, such shares of Preferred Stock representing all of the outstanding shares of Preferred Stock it holds as of the date hereof and immediately before the conversion contemplated by this clause (a) (the “Holder’s Shares”).
(b)    Initial Issuance of Common Stock by Company. In consideration of the conversion referenced in clause (a) above, the Company agrees to issue to Holder on the Closing Date, in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act, 136,149 shares of Common Stock.
(c)    Participating Dividend Issuances by Company. In further consideration of the conversion referenced in clause (a) above, the Company agrees that in the event that the Holder, had it not converted the Holder’s Shares pursuant to clause (a) above, would have been entitled to any Participating Dividends (as defined in the Series A-1 Certificate of Designation) payable after the date of this Agreement had the Holder’s Shares remained unconverted, then the Company will issue to Holder, on the date such Participating Dividends become payable by the

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Company, in a transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act, the number of shares of Common Stock equal to (a) the value of the Participating Dividends such Holder would have received pursuant to Sections (2)(c) and (2)(d) of the Series A-1 Certificate of Designation, divided by (b) the Thirty Day VWAP (as defined in the Series A-1 Certificate of Designation) for the period ending two business days prior to the underlying event or transaction that would have entitled the Holder to such Participating Dividend had the Holder’s Shares remain unconverted.
(d)    Accrued Value Issuances by Company. In further consideration of the conversion referenced in clause (a) above, the Company agrees that it will issue to Holder, on each quarterly anniversary of May 29, 2017 (or, if later, the date on which the corresponding dividend payment is made to the holders of the outstanding Preferred Stock) (such period, the “Quarterly Measurement Period”), through and until the Maturity Date (as defined in the Series A-1 Certificate of Designation), in a transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act, the number of shares of Common Stock equal to (a) 1.875% the Accrued Value (as defined in the Series A-1 Certificate of Designation) of the Holder’s Shares as of the Closing Date, divided by (b) the Thirty Day VWAP (as defined in the Series A-1 Certificate of Designation) for the period ending two business days prior to the applicable Dividend Payment Date (as defined in the Series A-1 Certificate of Designation).
(e)    Cessation of Issuances. The provisions of clauses (c) and (d) above will cease to apply, and the Company will not be required to issue any additional shares of its Common Stock hereunder, if beginning on May 29, 2017 and at any time thereafter, the Thirty Day VWAP and the Daily VWAP (each as defined in the Series A-1 Certificate of Designation), would be such that the Company would have been able to cause Holder to convert the Holder’s Shares pursuant to Section 5(b) of the Series A-1 Certificate of Designation, assuming for purposes of this provision (and the underlying Conversion Price, as defined in the Series A-1 Certificate of Designation) that the transactions contemplated by this Agreement (or any similar transaction with holders of Non-Participating Preferred Stock (as defined in Exhibit A) had never taken place.
(f)    NYSE MKT LLC Restriction. In no event will the aggregate number of shares of Common Stock issued to Holder pursuant to the foregoing clauses (b), (c) and (d), together with the number of shares of Common Stock issued to holders of Non-Participating Preferred Stock pursuant to the analogous provisions contained in related transactions or similar transactions being undertaken substantially concurrently with this transaction (in each case, taking into account subsequent stock splits or similar changes to Company’s capitalization permitted under applicable NYSE MKT LLC rules), exceed 19.99% of the number of shares of Common Stock of the Company outstanding on the Closing Date, unless the Company has received prior stockholder approval of such issuance (in accordance with the requirements of the NYSE MKT LLC).
(g)    Limitation on Hedging Transactions by Holder. The Holder agrees that, so long as the provisions of clause (c) or clause (d) above remain applicable, it will not, and will not permit any of its controlled parties or affiliates to, directly or indirectly, enter into any hedging transaction, short position, or similar transaction (i) with respect to the shares of the Company’s

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Common Stock it may have the right to receive pursuant to clauses (c) or (d) hereof until and unless such shares of Common Stock are issued to Holder or (ii) during any Quarterly Measurement Period.
(h)    Registration Rights Agreement. The Company agrees that on the Documentation Date it will enter into a registration rights agreement with the Holder substantially in the form of Exhibit B attached hereto (the “Registration Rights Agreement”).
(i)    Closing Date. On the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by clauses (a) and (b) above (the “Closing”) shall occur at 10.00 a.m., New York time, on August 5, 2016, or at such other time and date as shall be agreed among the Company and the Holder (the time and date on which the Closing occurs is referred to herein as the “Closing Date”). Notwithstanding the foregoing, if the Closing has not occurred within 30 days of the Closing Date, this Agreement shall terminate and all obligations of the Company and the Holders pursuant to this Agreement shall be void and of no effect; provided, that Sections 9, 10, 12, 13, 14, 15, 16 and 18 and the last sentence of Section 17 and this sentence shall survive termination of this Agreement and that no such termination shall relieve any party hereto from liability for any material breach of this Agreement or bad faith conduct that occurred prior to, or in connection with, such termination. Common Stock issued pursuant to Section 1(b), Section 1(c) or Section 1(d) are referred to as the “Shares.”
2.    Closing.
(a)    At the Closing, the Company will (x) execute and deliver an instruction letter and any other documents reasonably requested by the Holder or Broadridge Corporate Issuer Solutions, Inc., as transfer agent for the Company (the “Transfer Agent”), in form reasonably acceptable to the Holder, in order to effect (i) the conversion of the Holder’s Shares as contemplated by Section 1(a) above and (ii) the issuance of Common Stock to the Holder as contemplated by Section 1(b) above.
(b)    The obligation of the Holder to consummate the Closing is subject to the fulfillment at or prior to the Closing of each of the following conditions: (i) the Company shall have duly executed and delivered to the Holder the Registration Rights Agreement and (ii) the Company having executed and delivered the documents referred to in Section 2(a). This Agreement and the Registration Rights Agreement are together referred to as the “Transaction Documents.”
3.    Representation and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof and as of the Closing Date, as follows:
(a)    Organization and Standing of the Company. The Company represents and warrants that it (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in (x) a material adverse effect on the validity or enforceability of the Transaction

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Documents, (y) a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries and investments, taken as a whole, or (z) a material adverse effect on the Company’s ability to perform in any material respect its obligations under the Transaction Documents (any of (x), (y) and (z), a “Material Adverse Effect”).
(b)    Authorization. The Company represents and warrants, that: (i) it has full power and authority to execute and deliver the Transaction Documents, to perform its obligations under the Transaction Documents, and to consummate the transactions contemplated in the Transaction Documents; (ii) the execution and delivery by the Company of the Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and no further approval or authorization is required on the part of the Company; and (iii) the Company has duly executed and delivered the Transaction Documents and such Transaction Documents constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their terms, subject to applicable laws affecting creditors’ rights generally and to general equitable principles.
(c)    Issuance and Delivery of the Shares. The Company hereby represents and warrants that (i) the Shares, when issued by the Company pursuant to Section 1, have been duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and assuming the accuracy of the representations made by the Holder in this agreement, the issuance by the Company of the Shares, when issued by the Company pursuant to Section 1, are exempt from registration under the Securities Act.
(d)    SEC Documents; Financial Statements. The Company represents and warrants that:
(i)    As of the date hereof, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the “Commission”) that have been required to be filed by it under applicable Laws (the “Company SEC Filings”), including the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2015, as amended through the date of this Agreement. Each Company SEC Filing complied as of its filing date, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder (the “Exchange Act”), as the case may be, each as in effect on the date such Company SEC Filing was filed (and, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing). As of its filing date (and, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Filing did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Sections 13(d) and 15(d) of the Exchange Act. No executive officer of the Company has failed to make the certifications required by him or her under Section 302 and 906 of the Sarbanes Oxley Act of 2002

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with respect to any Company SEC Filing. As of the date hereof, there are no transactions that have occurred that are required to be disclosed in the appropriate Company SEC Filings pursuant to Item 404 of Regulation S-K that have not been disclosed in the Company SEC Filings. The Company SEC Filings also include disclosure regarding the Company’s continued evaluation of strategic and business alternatives, including the possibility that the Company is engaged in ongoing discussions with respect to possible acquisitions, business combinations and debt or equity securities offerings of widely varying sizes, which should be considered in addition to the information included on Exhibit A hereto regarding the potential dilution to holders of the Common Stock that may result from the transactions described in this Agreement.
(ii)    The consolidated financial statements (including all related notes and schedules) of the Company and its subsidiaries included in the Company SEC Filings and (collectively, the “Company Financial Statements”) (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods therein specified (except as otherwise noted therein, and in the case of quarterly financial statements except for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments, the effect of which will not, individually or in the aggregate, be material, and the absence of footnote disclosure that if presented, would not differ materially from those included in the audited Company Financial Statements).
(e)    Capitalization of the Company. The Company represents and warrants that (i) the authorized capital stock of the Company consists of 80,000,000 shares of common stock and 20,000,000 shares of Preferred Stock, (ii) as of August 1, 2016, there are 28,308 shares of Series A Preferred Stock issued and outstanding, 10,000 shares of Series A-1 Preferred Stock issued and outstanding and 14,000 shares of Series A-2 Preferred Stock issued and outstanding, (iii) as of August 1, 2016, there are 35,605,957 shares of Common Stock issued and 35,436,527 shares of Common Stock outstanding, and there are no other shares of any other class or series of capital stock of the Company issued or outstanding, (iv) on April 11, 2014, the Company’s Board of Directors adopted the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (the “Omnibus Plan”), which was approved by the Company’s stockholders at the annual meeting of stockholders held on June 12, 2014; the Omnibus Plan provides that no further awards will be granted pursuant to the Company’s Management Compensation Plan, as amended (the “Prior Plan”); however, awards that had been previously granted pursuant to the Prior Plan will continue to be subject to and governed by the terms of the Prior Plan; as of August 1, 2016, there were 467,371 shares of Common Stock underlying outstanding awards under the Prior Plan.
(f)    No Breach. The Company represents and warrants that the execution and delivery of the Transaction Documents, the consummation of the transactions contemplated in the Transaction Documents, and the compliance with the terms of the Transaction Documents, will not conflict with, result in the breach of, or constitute a material default under, or require any consent or approval that has not been obtained on or prior to the date hereof under, any agreement or

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instrument to which the Company is a party or by which it may be bound, other than those consents and approvals the failure to obtain would not reasonable be expected to have a Material Adverse Effect.
(g)    Litigation. The Company represents and warrants that, except as disclosed in SEC filings, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that could reasonably expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
(h)    Governmental Consents. The Company represents and warrants that, except as disclosed in SEC filings, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which the Shares are issued, which compliance will be effected in accordance with such laws, (b) the approval by NYSE MKT LLC of the listing of the Shares, (c) the filing of one or more Current Reports on Form 8-K and (d) those that the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(i)    No Material Adverse Change. The Company represents and warrants that as of the date hereof, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, material agreements or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company.
(j)    Compliance with NYSE MKT LLC Continued Listing Requirements. The Company represents and warrants that (i) it is in compliance with applicable NYSE MKT LLC continued listing requirements; and (ii) there are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on NYSE MKT LLC and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from NYSE MKT LLC.
(k)    Investment Company. The Company represents and warrants that it is not and, after giving effect to the transactions contemplated by this Agreement, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(l)    Price of Common Stock. The Company represents and warrants that it has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the transactions contemplated by this Agreement.
(m)    Tax Advice. The Company represents and warrants that neither the Holder, nor any of their respective officers, directors, stockholders, agents, representatives or affiliates has

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made statements, warranties or representations to the Company with respect to the tax consequences of the transactions contemplated by this Agreement; (ii) the Company has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement; (iii) the Company relies solely on its own advisors and not on any statements or representations of the Holder or any of their respective agents for the federal, state, local and foreign tax consequences to it that may result from the transactions contemplated by this Agreement; and (iv) the Company understands that it (and not the Holder) will be responsible for any tax liability of the Company that may arise as a result of the transactions contemplated by this Agreement.
(n)    Offering. The Company represents and warrants that no person has or will have, as a result of the transactions contemplated hereby, any right, interest or valid claim against or upon the Holder for any commission, fee or other compensation as a finder, broker or agent because of any act or omission by the Company.
(o)    No General Solicitation. The Company represents and warrants that neither it nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the transactions contemplated by this Agreement.
(p)    No Integrated Offering. The Company represents and warrants that neither the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Shares under the Securities Act or, to the knowledge of the Company, cause the transactions contemplated hereby to be integrated with prior offerings of Common Stock by the Company for purposes of the Securities Act.
4.    Representations and Warranties of the Holder. The Holder represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:
(a)    Authorization. (i) The Holder has full power and authority to execute and deliver the Transaction Documents, to perform its obligations under the Transaction Documents, and to consummate the transactions contemplated in the Transaction Documents; (ii) the execution and delivery by the Holder of the Transaction Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Holder, and no further approval or authorization is required on the part of the Holder; and (iii) the Holder has duly executed and delivered the Transaction Documents and such Transaction Documents constitute the legal, valid and binding obligation of the Holder, enforceable in accordance with their terms, subject to applicable laws affecting creditors’ rights generally and to general equitable principles.
(b)    No Breach. The execution and delivery of the Transaction Documents by the Holder, the consummation of the transactions contemplated in the Transaction Documents, and the compliance with the terms of the Transaction Documents will not conflict with, result in the breach of, or constitute a material default under, or require any consent or approval that has not

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been obtained on or prior to the date hereof under, any agreement or instrument to which the Holder is a party or by which it may be bound.
(c)    Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.
(d)    Investment Representations. The Holder understands that the private placements of the Shares has not been registered under the Securities Act. The Holder also understands that the Shares are being issued pursuant to an exemption from registration contained in the Securities Act based in part upon the Holder’s representations contained in this Agreement and that the Shares must continue to be held by the Holder unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Holder understands that the exemptions from registration afforded by Rule 144 under the Securities Act (“Rule 144”) (the provisions of which are known to it) depend on the satisfaction of various conditions.
(e)    Economic Risk. The Holder has been afforded the opportunity to receive information from, and to ask questions of and receive answers from the management of, the Company and its subsidiaries concerning this transaction so as to allow it to make an informed investment decision prior to the transaction and has sufficient knowledge and experience in evaluating and investing in companies similar to the Company so as to be able to evaluate the risks and merits of any investment or transaction involving in the Company. The Holder’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment in the Shares. The Holder understands that there is no assurance that any exemption from registration under the Securities Act will be available for the disposition by it of the Shares.
(f)    Acquisition for Own Account. The Holder is acquiring the Shares for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of Shares, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act. The Holder has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Shares.
(g)    HSR. The Acquiring Person (as defined in 16 C.F.R. §801.2(a)) qualifies for the “acquisition solely for the purpose of investment exemption” under 16 C.F.R. § 802.9, and the Holder’s acquisition of the Shares is therefore exempt from the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(h)    Company Information. The Company may possess or receive or may have received, may have access to, and may be in possession of material, non-public, confidential information concerning the Shares, the Company, and the Company’s and/or its affiliates’ financial condition, results of operations, businesses, properties, active or pending litigation, assets, liabilities, management, projections, appraisals, plans and prospects (“Company Information”) that has not been disclosed to the Holder. The Holder also acknowledges the information set forth on Exhibit A hereto (the “Transaction Information”). The Company Information and the Transaction Information may all have an effect on the value of the Shares or be indicative of a value of the

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Shares that is substantially different from the value of the Shares on the Closing Date and going forward. The Holder expressly waives and releases the Company from any and all claims and liabilities arising from (i) the Company’s failure to disclose, or the Holder’s failure to obtain and review, the Company Information and (ii) any of the facts and circumstances of the Transaction Information. Furthermore, the Holder expressly agrees not to make any claim or demand or bring any action against the Company in respect of the transactions contemplated hereby relating to (A) the Company’s failure to disclose, or the Holder’s failure to obtain and review, such Company Information and (B) any of the facts and circumstances of the Transaction Information; provided, however the foregoing shall not prevent the Holder from bringing any claim for fraud. The Holder acknowledges that the Company is relying on the representations, warranties, agreements and acknowledgments set forth in this Section 4(h) in engaging in the transactions contemplated hereby, and would not engage in such transactions in the absence of such representations, warranties and acknowledgements.
(i)    Business Experience. The Holder is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.
(j)    Tax Advice. (i) Neither the Company, nor any of its officers, directors, stockholders, agents, representatives or affiliates has made statements, warranties or representations to the Holder with respect to the tax consequences of the transactions contemplated by this Agreement; (ii) the Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement; (iii) the Holder relies solely on its own advisors and not on any statements or representations of the Company or any of its respective agents for the federal, state, local and foreign tax consequences to it that may result from the transactions contemplated by this Agreement; and (iv) the Holder understands that it (and not the Company) will be responsible for any tax liability of the Holder that may arise as a result of the transactions contemplated by this Agreement.
(k)    Broker’s Fee. No person has or will have, as a result of the transactions contemplated hereby, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder, broker or agent because of any act or omission by the Holder.
(l)    Access to Information. The Holder has had access to such financial and other information as is necessary in order for the Holder to make a fully-informed decision as to this Agreement. The Holder acknowledges that (i) conversion and related Common Stock issuances described in Section 1 represent negotiated transactions; and (ii) no representation or warranty as to the current or future fair market value of the Shares has been made.
(m)    No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of this Agreement and the transactions contemplated hereby.

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(n)    No General Solicitation. The Holder is not participating in the transactions contemplated by this Agreement as a result of any general solicitation or general advertising.
(o)    No Change of Control. The Holder has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.
5.    Transfer Restrictions.
(a)    The Holder agrees that it and its controlled Affiliates may only dispose of the Shares pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or to the Company or pursuant to paragraph (b)(1) of Rule 144, the Company may require that the transferor provide to the Company an opinion of counsel, selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of the Shares by the Holder to an Affiliate of the Holder, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. For purposes of this Agreement, the term “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with, such person. For purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.
6.    Share Certificates. The Holder acknowledges that any certificate representing the Shares will bear a legend conspicuously thereon to the following effect:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

7.    Conditions to the Company’s Obligations at the Closing. The Company’s obligation to complete the transactions contemplated by this Agreement shall be subject to the following conditions to the extent not waived by the Company:
(a)    Evidence of Conversion. The Company shall have received satisfactory evidence from the Holder and/or the Transfer Agent that the conversion of the Holder’s Shares contemplated in Section 1 has been completed.

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(b)    Representations and Warranties. The representations and warranties made by the Holder in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The Holder shall have performed all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
(c)    Receipt of Executed Documents. The Holder shall have executed and delivered to the Company the Agreement.
(d)    Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
(e)    Waiver of Non-Participating Holders. The Company shall have received from the holders of the Non-Participating Preferred Stock a waiver of all rights and required consents related to the transactions contemplated by the Agreement.
(f)    NYSE MKT LLC Approval. The Company shall have received approval of the transactions contemplated by the Agreement from NYSE MKT LLC.
8.    Conditions to Holder’s Obligations at the Closing. The Holder’s obligation to complete the transactions contemplated by this Agreement shall be subject to the following conditions to the extent not waived by the Holder:
(a)    Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if they had been made on and as of said date, except to the extent any such representation and warranty expressly speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(b)    Good Standing. The Company shall be validly existing as a corporation in good standing under the laws of Delaware.
(c)    NYSE MKT LLC Notification. The Company shall have filed with NYSE MKT a Notification Form: Listing of Additional Shares for the listing of the Shares.
(d)    Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have

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been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
(e)    Stop Orders. No stop order or suspension of trading shall have been imposed by the NYSE MKT LLC, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.
9.        Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder is binding upon and inures to the benefit of any parties other than the parties hereto and their respective successors and permitted assigns, and there are no third party beneficiaries of this Agreement. No party will assign this Agreement (or any portion hereof, or any rights or obligations hereunder) without the prior written consent of the other parties hereto. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
10.        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
11.        Indemnification.
(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holder and/or each Person, if any, who controls the Holder within the meaning of the Securities Act (each, a “Company Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Company Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of

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or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Company Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Company Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the inaccuracy of any representations made by such Company Indemnified Party herein.
(b)    Indemnification by the Holder. The Holder agrees to indemnify and hold harmless the Company, each of its directors and officers, and/or each Person, if any, who controls the Company within the meaning of the Securities Act (each, a “Holder Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder Indemnified Party may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Holder contained in this Agreement or any failure of the Holder to perform its obligations hereunder and will reimburse each Holder Indemnified Party for legal and other expenses reasonably incurred, as such expenses are reasonably incurred by such Holder Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, provided, however, that the Holder will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the inaccuracy of any representations made by such Holder Indemnified Party herein.
12.        Notices. All notices and other communications under this Agreement will be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when delivered by confirmed facsimile (with respect to this clause (b), solely if receipt is confirmed), (c) when delivered after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) when delivered by a nationally recognized overnight courier. All communications, if to the Company, shall be sent to HC2 Holdings, Inc. 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Paul Robinson, email: probinson@hc2.com, with copies to Latham & Watkins LLP at 885 Third Avenue, New York, New York 10021, Facsimile: (212) 751-4864, Attention: Senet S. Bischoff, and if to Holder at the address indicated on the signature page.
13.    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.
14.    Headings. The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Agreement.
15.    Entire Agreement. This Agreement (including all Exhibits hereto) sets forth the entire understanding of the parties hereto and supersedes any prior written or oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement can be

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amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto.
16.    Expenses. Except as otherwise provided in this Agreement, each of the parties will bear their respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. In the event that any action or proceeding is initiated to enforce or interpret the provisions of this Agreement, or to recover for a violation of this Agreement, the substantially prevailing party in any such action or proceeding shall be entitled to its costs (including reasonable attorneys’ fees).
17.        Survival Period. All representations and warranties made in this Agreement will expire on the first anniversary of the date of this Agreement, except for the representations in Sections 3(a), (b), (c), (e) and (f) which shall survive until the end of the applicable statute of limitations, and the representations, warranties, agreements and acknowledgements set forth in Section 4(h) which shall survive indefinitely. All other covenants, agreements and obligations contained in this Agreement shall survive indefinitely unless a different period is specifically pursuant to the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary (i) in no event will the Company or the Holder be responsible for damages resulting from the breach of any representation, warranty or covenant (including the foregoing indemnity) under this Agreement in excess of the value of Shares issued pursuant to Section 1 of this Agreement by the Company, the value of such Shares determined on their date of issuance by the closing price as reported on NYSE MKT LLC on the date of such issuance and (ii) damages shall not include any (x) special, indirect or punitive damages, or (y) any damages that are not the natural and reasonably foreseeable consequence of the relevant breach.
18.    Efforts to Consummate. The Company and the Holder shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and make effective the transactions contemplated by this Agreement (including, without limitation, the satisfaction of applicable conditions set forth in Sections 2, 7 and 8).

[SIGNATURE PAGE FOLLOWS]

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The parties have executed this Voluntary Conversion Agreement as of the date first above written.

COMPANY:
HC2 HOLDINGS, INC.

By:
	Name:	Keith M. Hladek
	Title:	Chief Operating Officer

[Signature Page to Voluntary Conversion Agreement (Luxor – August 2016)]

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LUXOR CAPITAL PARTNERS, LP

By:
	Name:	Norris Nissim
	Title:	General Counsel
Address:

LUXOR CAPITAL PARTNERS
OFFSHORE MASTER FUND, LP

By:
	Name:	Norris Nissim
	Title:	General Counsel
Address:

THEBES OFFSHORT MASTER
FUND, LP

By:
	Name:	Norris Nissim
	Title:	General Counsel
Address:

LUXOR WAVERFRONT, LP

By:
	Name:	Norris Nissim
	Title:	General Counsel
Address:

[Signature Page to Voluntary Conversion Agreement (Luxor – August 2016)]

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EXHIBIT A

ADDITIONAL INFORMATION

1.As a result of the transactions contemplated by the Preferred Conversion Agreement to which this Exhibit A is attached, holders of the Company’s Common Stock may experience significant dilution. The Company has entered into several agreements which feature anti-dilution adjustments that may be triggered by the issuance of additional equity securities or securities convertible into equity securities, including:

(a)    In connection with the December 2015 acquisition of certain insurance assets by the Company (the “Insurance Acquisition”), the Company issued warrants to purchase two million shares (the “Warrant”) of Common Stock to Great American Financial Resources, Inc. a Delaware corporation (“GAFRI”), at an exercise price of $7.08 per share (subject to certain adjustments, including for anti-dilution if Common Stock is issued at a price below $7.08) on or after February 3, 2016 until five years after the closing date. As a result of such anti-dilution adjustments, assuming 814,424 shares of Common Stock are issued in connection with the Agreement (and assuming a fixed share price of $4.54 per share), the issuances pursuant to the Agreement would result in an increase of 11,364 shares of Common Stock issuable under the Warrant.

(b)    The Company’s Series A-1 Convertible Participating Preferred Stock, the Company’s Series A Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and the Company’s Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock” ), contain anti-dilution adjustments providing for the adjustment of their conversion prices in certain issuances, including the issuance of Common Stock below their then current respective conversion prices. The Series A-1 Preferred Stock (other than the Series A-1 Preferred Stock held by the Converting Holder which is being converted on the date of the Voluntary Conversion Agreement), the Series A Preferred Stock and the Series A-2 Preferred Stock is referred to as the “Non-Participating Preferred Stock.” As a result of such anti-dilution adjustments, assuming 814,424 shares of Common Stock are issued in connection with the Agreement (and assuming a fixed share price of $4.54 per share), the issuances pursuant to the Agreement would result in an increase of 29,423 shares of Common Stock issuable upon conversion of the Non-Participating Preferred Stock.

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EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

[TO BE ATTACHED]

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Execution Version

REGISTRATION RIGHTS AGREEMENT
by and among
HC2 HOLDINGS INC.
and the INVESTORS party hereto
Dated August 2, 2016

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TABLE OF CONTENTS

			Page

1.	Definitions		3

2.	Registration Rights		5
	2.1	Demand and Shelf Registration	7
	2.2	Company Registration	7
	2.3	Underwriting Requirements	9
	2.4	Obligations of the Company	12
	2.5	Furnish Information	12
	2.6	Expenses of Registration	12
	2.7	Delay of Registration	12
	2.8	Indemnification	12
	2.9	Reports Under Exchange Act	14
	2.10	Limitations on Subsequent Registration Rights	14
	2.11	Market Stand-off Agreement	14
	2.12	Termination of Registration Rights	15

3.	Miscellaneous		14
	3.1	Successors and Assigns	14
	3.2	Governing Law	14
	3.3	Jurisdiction	14
	3.4	Waiver of Jury Trial	15
	3.5	Counterparts	15
	3.6	Titles and Subtitles	15
	3.7	Notices	15
	3.8	Amendments and Waivers	16
	3.9	Severability	16
	3.10	Aggregation of Stock	16
	3.11	Entire Agreement	16

Schedule A	-	Investors
Exhibit A	-	Form of Joinder

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REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 2nd day of August, 2016, by and among HC2 Holdings Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (each of which is referred to in this Agreement as an “Investor”).
RECITALS
WHEREAS, the Company entered into that certain Voluntary Conversion Agreement dated as of August 2, 2016 (the “Voluntary Conversion Agreement”) with the investors party thereto , pursuant to which the Company will issue on the date hereof and may in the future issue additional shares of Common Stock (as defined below) to the Investors.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. For purposes of this Agreement:
1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.
1.2 “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
1.3 “Board of Directors” means the board of directors of the Company (or any duly authorized committee thereof).
1.4 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.
1.5 “Cut Back Shares” has the meaning set forth in Subsection 2.1(f).

1.6 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus, free writing prospectus prepared by a Holder or the Company, as applicable, or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of this Agreement, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.7 “Demand Notice” has the meaning set forth in Subsection 2.1.
1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.9 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.10 “FINRA” means the Financial Industry Regulatory Authority.
1.11 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

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1.12 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.13 “Holdback Period” has the meaning set forth in Section 2.11.
1.14 “Holdback Extension” has the meaning set forth in Section 2.11.
1.15 “Holders” means any Investor and any other holder of Registrable Securities who is a party to this Agreement.
1.16 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.
1.17 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.18 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19 “Prospectus” means the prospectus related to any Registration Statement (whether preliminary or final or any prospectus supplement, including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 424, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.
1.20 “Registration Rights Agreement” has the meaning set forth in the Recitals.
1.21 “Registrable Securities” means any newly issued shares of Common Stock issued by the Company pursuant to the Voluntary Conversion Agreement (and for the avoidance of doubt, not including shares of Common Stock received upon the conversion of any shares of Preferred Stock (as defined in the Voluntary Conversion Agreement)); provided, that Registrable Securities held by any Holder will cease to be Registrable Securities, when they have been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction (including pursuant to Rule 144 of the Securities Act), or (B) sold in a transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.
1.22 “Registration Statement” means any registration statement filed pursuant to the Securities Act.
1.23 “SEC” means the Securities and Exchange Commission.
1.24 “SEC Restrictions” has the meaning set forth in Subsection 2.1(f).
1.25 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.26 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.27 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.28 “Selling Holder Counsel” has the meaning set forth in Subsection 2.6.
1.29 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.
1.30 “Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act.
1.31 “Shelf Registration Statement” has the meaning set forth in Subsection 2.1(b) hereof.
1.32 “Suspension Period” has the meaning set forth in Subsection 2.1(d).

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1.33 “Underwriter” means the underwriter, placement agent or other similar intermediary participating in an Underwriting.

1.34 “Underwriting” of securities means a public offering of securities registered under the Securities Act in which an underwriter, placement agent or other similar intermediary participates in the distribution of such securities.
1.35 “Underwritten Takedown” means an underwritten offering takedown to be conducted by one or more Holders in accordance with Section 2.3(b).
2. Registration Rights. The Company covenants and agrees as follows:
2.1 Demand and Shelf Registration.
(a) Form S-1 Demand. If at any time after the date hereof, the Company receives a request from a Holder of Registrable Securities that the Company file a Form S-1 registration statement with respect to any outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (x) within two (2) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders (if there are Holders of Registrable Securities other than the Initiating Holders); and (y) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within five (5) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3. No Holder shall deliver an initiating request under this Section 2.1(a) at any time when a Shelf Registration Statement covering such Holder’s Registrable Securities is effective and available for use in connection with a resale of such Registrable Securities. The Company shall not be required to file a Form S-1 registration statement under this Section 2.1(a) if it is then eligible to use Form S-3 for secondary offerings of Registrable and it advises the Initiating Holders that it is preparing a Shelf Registration Statement in accordance with the first sentence of Section 2.1(b)(i).
(b) Shelf Registration.
(i) Within thirty (30) days after the date on which a Holder of Registrable Securities shall so request (provided, that the Company is, at the time of receipt of such request, eligible to use a Form S-3 registration statement for secondary offerings of Registrable Securities) and for so long as there are Registrable Securities outstanding, the Company shall use its reasonable best efforts to ensure that the Company shall at all times have and maintain an effective Registration Statement for a Shelf Registration covering the resale of all of the Registrable Securities requested to be included by any Holder, on a delayed or continuous basis (the “Shelf Registration Statement”). The Company shall give written notice of the filing of any Shelf Registration Statement at least fifteen (15) days prior to filing such Shelf Registration Statement to all Holders of Registrable Securities and shall, upon receipt of a request from any Holder, include in such Shelf Registration Statement all Registrable Securities of each requesting Holder. The Company shall use its reasonable best efforts to maintain the effectiveness of such Shelf Registration Statement in accordance with the terms hereof. The “Plan of Distribution” section of such Shelf Registration Statement shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, Hedging Transactions, distributions to stockholders, partners or members of such Holders and sales not involving a public offering.
(ii) From and after the date that the Shelf Registration Statement is initially effective, as promptly as is practicable after receipt of a request from a Holder, and in any event within (x) ten (10) days after the date such request is received by the Company or (y) if a request is so received during a Suspension Period, five (5) days after the expiration of such Suspension Period, the Company shall take all necessary action to cause the requesting Holder to be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus in connection with sales of such Registrable Securities to the

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purchasers thereof in accordance with applicable law, which action may include: (A) if required by applicable law, filing with the Commission a post-effective amendment to the Shelf Registration Statement; (B) preparing and, if required by applicable law, filing a supplement or supplements to the related Prospectus or a supplement or amendment to any document incorporated therein by reference; (C) filing any other required document; or (D) with respect to a post-effective amendment to the Shelf Registration Statement that is not automatically effective, using its reasonable best efforts to cause such post-effective amendment to be declared or to otherwise become effective under the Securities Act as promptly as is practicable; provided that: (A) the Company may delay such filing until the date that is twenty (20) days after any prior such filing; (B) if the Shelf Registration Statement is not an Automatic Shelf Registration Statement and the Company has already made such a filing during the calendar quarter in which such filing would otherwise be required to be made, the Company may delay such filing until the tenth (10th) day of the following calendar quarter; and (C) if such request is delivered during a Suspension Period, the Company shall so inform the Holder delivering such request and shall take the actions set forth above upon expiration of the Suspension Period in accordance with Subsection 2.1(d).
(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors, after consultation with counsel, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than forty five (45) days after the request of the Initiating Holder is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such forty five (45) day period other than an Excluded Registration.

(d) Suspension Periods. Upon written notice to the Holders of Registrable Securities, (x) the Company shall be entitled to suspend, for a period of time, the use of any Registration Statement or Prospectus if the Board of Directors determines in its good faith judgment, after consultation with counsel, that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or Prospectus not misleading and (y) the Company shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Board of Directors determines in its good faith judgment, after consultation with counsel, that such amendment or supplement would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company (in case of each clause (x) and (y), a “Suspension Period”); provided that (A) the duration of all Suspension Periods may not exceed one hundred and twenty (120) days in the aggregate in any 12-month period and (B) the Company shall use its commercially reasonable efforts to amend or supplement the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable, but in no event shall any single suspension period exceed forty five (45) days.
(e) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) during the period ending ninety (90) days after the effective date of, another registration by the Company, including a Company-initiated registration, in each case, in which Holders were entitled to include Registrable Securities in accordance with Section 2.2. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(e) until such time as the applicable registration statement has been declared effective by the SEC; provided, however, if the Initiating Holders withdraw their request for such registration and elect to pay the

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registration expenses therefor, such withdrawn registration statement shall not be counted as “effected” for purposes of this Subsection 2.1(e).
(f) Secondary Offering. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement are not eligible to be made as a secondary offering, the Company shall use commercially reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a bona fide secondary offering. In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure that the Registration Statement is deemed a secondary offering (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. Any cut-back imposed pursuant to this Section 2.1(f) shall be allocated among the Holders on a pro rata basis in accordance with the number of shares that such Holders have requested to be included in such Registration Statement, unless the SEC Restrictions otherwise require or provide or the participating Holders otherwise agree. From and after the date that the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions, all of the provisions of this Section 2.1 shall again be applicable to such Cut Back Shares.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such Registration. In the case of a takedown offering under a Shelf Registration, the Company shall give each Holder notice of such registration not less than five (5) days prior to the expected date of commencement of marketing efforts for such takedown. Upon the request of each Holder given within two (2) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be included all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.
2.3 Underwriting Requirements.
(a) If, pursuant to Subsection 2.1(a), the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an Underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The managing Underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such Underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such Underwriting shall (together with the Company as provided in Subsection 2.4(n)) enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing Underwriter(s) advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders (if there are Holders of Registrable Securities other than the Initiating Holders) shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that shall be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities proposed by each Holder to be included in the registration or in such other proportion as shall mutually be agreed to in writing by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities to be sold by persons who are not Holders are first entirely excluded from the underwriting.

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(b) Shelf Underwritten Takedown.
(i) At any time after the Company has an effective shelf registration one or more Holders of outstanding Registrable Securities may request that the Company effect an underwritten takedown under the Shelf Registration Statement of at least $5 million in Registrable Securities, based on the closing market price on the trading day immediately prior to the initial request of such requesting Holders. Within five (5) days of receipt of such request, the Company shall notify all other Holders (if applicable) whose Registrable Securities are included in such Shelf Registration Statement of such request and shall (except as provided in clause (iii) below) include in such Underwritten Takedown all Registrable Securities requested to be included therein by Holders who respond within five (5) days of the Company’s notification described above.
(ii) For any Underwritten Takedown from a Shelf Registration Statement, the managing underwriter or underwriters shall be selected by the Holders participating in such offering holding a majority of the Registrable Securities to be disposed of pursuant to such offering and shall be reasonably acceptable to the Company.
(iii) If the managing underwriter or underwriters for the Underwritten Takedown advise the Company that in their reasonable opinion the number of securities requested to be included in such underwritten offering takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holders, the Company shall include in such Underwritten Takedown the number which can be so sold in the following order of priority: (A) first, the securities requested to be included by the Holders (pro rata among the Holders of such securities on the basis of the number of securities requested to be included therein by each such holder), (B) second, the securities requested to be included in such Underwritten Takedown by holders exercising piggyback registration rights (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder), (C) third, the securities the Company proposes to sell, and (D) fourth, other securities requested to be included in such Underwritten Takedown (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder).
(iv) The Company shall not be required to effect an Underwritten Takedown more than once in any six (6) month period.
(c) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) to the number of Registrable Securities proposed by each Holder to be included in the registration or in such other proportions as shall mutually be agreed to in writing by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. For purposes of the provision in this Subsection 2.3(c) and Sections 2.3(a) and 2.3(b)(iii) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

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(d) For purposes of Subsection 2.1 and 2.3(b), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than seventy-five percent (75%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended in accordance with Section 2.1(b) until all such Registrable Securities are sold;
(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) provide counsel to the Holders a reasonable opportunity to review and comment upon any Registration Statement and any Prospectus supplements;
(e) if requested by any participating Holder, promptly include in a Prospectus supplement or amendment such information as the Holder may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;
(f) use its commercially reasonable efforts to register and qualify, or obtain an exemption from registration or qualification for the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(g) in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities sold pursuant to a Shelf Registration Statement;
(h) in the case of an underwritten offering, use its commercially reasonable efforts to obtain a “comfort” letter or letters, dated as of such date or dates as the managing underwriters reasonably requests, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as any managing underwriter reasonably requests;
(i) in the case of a underwritten offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering of counsel representing the Company for the purposes of such registration,

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addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters, may reasonably request and are customarily included in such opinions and negative assurance letters;
(j) in the case of an underwritten offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters, may reasonably request and are customarily included in such opinions and negative assurance letters;
(k) in the case of an underwritten offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is (A) required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Registrable Securities pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system or (B) required to be retained in accordance with the rules and regulations of FINRA;
(l) if requested by the managing underwriters, if any, or by any Holder of Registrable Securities being sold in an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and make appropriate members of management available to meeting with potential investors in the offering;
(m) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;
(n) in the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(o) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain, at the earliest practicable date, the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction;
(p) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(q) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(r) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent

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accountants to supply all oral or written information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(s) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;
(t) notify each selling Holder at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act: (i) as promptly as practicable upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement, the Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, or document, and, at the request of any such Holder and subject to the Company’s ability to declare Suspension Periods pursuant to Section 2.1(d), the Company shall promptly prepare a supplement or amendment to such Prospectus, furnish a reasonable number of copies of such supplement or amendment to each such seller of such Registrable Securities, and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (ii) as promptly as practicable after the Company becomes aware of any request by the SEC or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (iii) as promptly as practicable after the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) as promptly as practicable after the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and
(u) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for each of the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration); provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses. All Selling Expenses relating to Registrable Securities registered

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pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8 Indemnification. If any Registrable Securities are included in a Registration Statement under this Section 2:
(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the related offering received by such Holder (net of any Selling Expenses paid by such Holder).
(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.
(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent

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jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the related offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control between the parties to such agreement.
(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;
(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company is subject to such reporting requirements); and
(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

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2.11 Market Stand-off Agreement. Each Holder and the Company hereby agree that it will not, without the prior written consent of the managing underwriter, in connection with an underwritten offering pursuant to Section 2.2 by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, during the period commencing on the date of the final prospectus relating to and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days (the “Holdback Period”)), effect any sale or distribution of equity securities of the Company, as applicable, or any securities convertible into or exchangeable or exercisable for such securities. If (x) the Company issues an earnings release or other material news or a material event relating to the Company and its subsidiaries occurs during the last 17 days of the Holdback Period or (y) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of the Holdback Period, then to the extent necessary for a managing or co-managing underwriter of an underwritten offering required hereunder to comply with FINRA Rule 2711(f)(4) or any successor regulation, the Holdback Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period the “Holdback Extension”). The Company may impose stop-transfer instructions with respect to its securities that are subject to the forgoing restriction until the end of such period, including any period of Holdback Extension. The foregoing provisions of this Subsection 2.11 shall (i) not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) shall be applicable to the Holders only if all officers and directors are subject to substantially the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock (as defined in the Voluntary Conversion Agreement)) and (iii) shall be applicable to the Holders only if the Company has complied with its obligations under Section 2 and has included at least 75% of the Registered Securities requested by such Holders in such underwritten offering. The underwriters in connection with such underwritten offering are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such underwritten offering that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon when all shares of such Holder’s that were Registrable Securities cease to be Registrable Securities, provided that the indemnification provisions of Subsection 2.8 shall survive such termination.

3. Miscellaneous.
3.1 Successors and Assigns. This Agreement shall inure, as hereinafter provided, to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including each person who is a transferee of a Holder of any Registrable Securities, who executes a Joinder in the form attached as Annex A hereto, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of applicable law and any applicable agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to and benefit from all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.
3.2 Governing Law. This Agreement shall be governed by the internal law of the State of New York.
3.3 Jurisdiction. Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in any United States federal court or New York State Court located in the Borough of Manhattan in The City of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified

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mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 3.7 hereof of this Agreement or such other address such person or entity shall notify the other in writing. The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.
Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the Borough of Manhattan in The City of New York. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding.
Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

3.4 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
3.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
3.6 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
3.7 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:
(a) If to the Company:
Suite 150
460 Herndon Parkway
Herndon, VA 20170
Telecopy: (212) 339-5831
Attention: Paul L. Robinson, Chief Legal Officer and Corporate Secretary

With a copy to (which shall not constitute notice
hereunder):

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Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Telecopy: (212) 906-4864
Attention: Senet S. Bischoff
(b) If to any Holder, at its address as it appears on Exhibit A, or at the Holder’s address as it appears in the records of the Company if updated after the execution of this Agreement.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or electronically transmitted. Any party may by notice given in accordance with this Section 3.7 designate another address or Person for receipt of notices hereunder. If the due date for any notice is a day that is not a business day for commercial banks in the City of New York, then such notice shall be considered timely delivered if it is delivered by the end of the following such business day.
3.8 Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained a written consent to such amendment, action or omission to act of the Holders of a majority of the Registrable Securities then outstanding. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.
3.9 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
3.11 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HC2 HOLDINGS INC.

By:
Name:	Paul L. Robinson
Title:	Chief Legal Officer and Corporate Secretary

[HC2 – Registration Rights Agreement (Luxor - August 2016)]
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INVESTORS:

LUXOR CAPITAL PARTNERS, LP

By:
Name:
Title:

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By:
Name:
Title:

LUXOR WAVEFRONT, LP

By:
Name:
Title:

[HC2 – Registration Rights Agreement (Luxor - August 2016)]
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SCHEDULE A
Investors
Luxor Investors
LUXOR CAPITAL PARTNERS, LP
LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP
LUXOR WAVEFRONT, LP

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EXHIBIT A
FORM OF JOINDER
THIS JOINDER is made on this      day of             ,
BETWEEN
(1)                      (the “New Party”);
AND
(2)         THE INVESTORS
(collectively, the “Current Parties” and individually, a “Current Party”);
AND
(3)         HC2 HOLDINGS INC., (the “Company”).
WHEREAS a Registration Rights Agreement was entered into on August , 2016 by and among, inter alia, certain of the Current Parties and the Company (the “Registration Rights Agreement”), a copy of which the New Party hereby confirms that it has been supplied with and acknowledges the terms therein.
NOW IT IS AGREED as follows:
1. In this Joinder, unless the context otherwise requires, words and expressions respectively defined or construed in the Registration Rights Agreement shall have the same meanings when used or referred to herein.
2. The New Party hereby accedes to and ratifies the Registration Rights Agreement and covenants and agrees with the Current Parties and the Company to be bound by the terms of the Registration Rights Agreement as an “Investor” and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a party therein.
3. The Company covenants and agrees that the New Party shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement to the intent and effect that the New Party shall be deemed, with effect from the date on which the New Party executes this Joinder, to be a party to the Registration Rights Agreement as an “Investor.”
4. This Joinder shall hereafter be read and construed in conjunction and as one document with the Registration Rights Agreement and references in the Registration Rights Agreement to “the Agreement” or “this Agreement,” and references in all other instruments and documents executed thereunder or pursuant thereto to the Registration Rights Agreement, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Joinder.

5. THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
6. Any action or proceeding against any party hereto relating in any way to this Joinder or the transactions contemplated hereby may be brought and enforced in any United States federal court or New York State Court located in the Borough of Manhattan in The City of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect

US-DOCS\70205888

of any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 3.7 of the Registration Rights Agreement or such other address such person or entity shall notify the other in writing. The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.
7. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Joinder or the transactions contemplated hereby in any court located in the Borough of Manhattan in The City of New York. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding.
8. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Joinder or the transactions contemplated hereby in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.
9. The address of the undersigned for purposes of all notices under the Registration Rights Agreement is:

[NEW PARTY]

By:
Name:
Title:

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EXHIBIT C

SCHEDULE OF EXCHANGING ENTITIES

Legal Entity	Shares
Luxor Capital Partners, LP	3,988
Luxor Capital Partners Offshore Master Fund, LP	4,015
Thebes Offshore Master Fund, LP	182
Luxor Wavefront, LP	815

US-DOCS\7740011